As filed with the Securities and Exchange Commission on January 28, 2000.
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                              Teche Holding Company
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)

    Louisiana                                           72-1287456
-------------------------------                     -------------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                                211 Willow Street
                            Franklin, Louisiana 70538
                      ------------------------------------
                    (Address of principal executive offices)

         Teche Holding Company Stock Option Agreement with Scott Sutton Teche Federal Savings Bank Restricted Stock Agreement with Scott Sutton
     -----------------------------------------------------------------------

                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
                      ------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
======================== =================== ====================== ======================= ========================
Title of                                       Proposed Maximum        Proposed Maximum            Amount of
Securities to               Amount to be           Offering           Aggregate Offering         Registration
be Registered              Registered (1)       Price Per Share           Price (2)                 Fee (2)
-------------              --------------       ---------------      -------------------    ------------------------
Common Stock
$0.01 par value
per share                  36,682 shares              (2)                  $582,344                 $153.74
======================== =================== ====================== ======================= ========================

(1) The maximum number of shares of common stock issuable upon awards to be granted under the Teche Holding Company Stock Option Agreement with Scott Sutton consists of 30,682 shares and under the Teche Federal Savings Bank Restricted Stock Agreement with Scott Sutton (the "RSA") consists of 6,000 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, dividends or similar transactions.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 36,682 shares are being registered hereby, of which 30,682 shares are under option at a weighted average exercise price of $16.34 per share ($501,344 in the aggregate). The remainder of such shares (6,000 shares) awarded under the RSA, are being registered based upon the average of the high and low selling prices of the Common Stock of the Registrant as reported on the American Stock Exchange on January 24, 2000, of $13.50 per share ($81,000 in the aggregate), for a total offering of $582,344.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 36,682 shares of Teche Holding Company (the "Company" or "Registrant") common stock, $.01 par value per share (the "Common Stock") issuable to Scott Sutton, an employee of the subsidiary of the Registrant as compensation for services in accordance with the Teche Holding Company Stock Option Agreement with Scott Sutton, under which 30,682 shares are issuable and the Teche Federal Savings Bank Restricted Stock Agreement with Scott Sutton, under which 6,000 shares are issuable (together, the "Plans"). Documents containing the information required by Part I of this Registration Statement will be sent or given to Scott Sutton as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on February 9, 1995 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as filed with the Commission;

         (b) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on February 9, 1995.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------

         Section 12:83 of the Louisiana Business Corporation Law as amended ("LBCL") authorizes a corporation such as the Company to indemnify officers, directors, employees and agents under certain circumstances. Section 12.83.B of the LBCL requires indemnification of directors, officers, employees and agents who have been successful on the merits or otherwise in defense of certain actions, suits, proceedings claims, issues and matters. Article XVI of the Company's Articles of Incorporation provides for indemnification.

         Section 12.24.C of the LBCL allows for the limitation of liability of directors and officers. Article XV of the Company's Articles of Incorporation provides for the limitation of liability of officers and directors.

         The Company believes that these provisions assist the Company in, among other things, attracting and retaining qualified persons to serve the Company and its subsidiary. However, a result of such provisions could be to increase the expenses of the Company and effectively reduce the ability of stockholders to sue on behalf of the Company since certain suits could be barred or amounts that might otherwise be obtained on behalf of the Company could be required to be repaid by the Company to an indemnified party.

         The Company has in force a Directors and Officers Liability Policy underwritten by CNA Insurance Company with a $3.0 million aggregate limit of liability and an aggregate deductible of $50,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin in the State of Louisiana, as of January 28, 2000.

                                   Teche Holding Company


                                   By:     /s/ Patrick O. Little
                                           -------------------------------------
                                           Patrick O. Little
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Teche Holding Company, do hereby severally constitute and appoint Patrick O. Little as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Patrick O. Little may deem necessary or advisable to enable Teche Holding Company, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Patrick O. Little shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.

/s/ Patrick O. Little                                         /s/ J.L Chauvin
------------------------------------------------              --------------------------------------------
Patrick O. Little                                             J.L. Chauvin
President, Chief Executive Officer, and Director              Vice President and Treasurer
(Principal Executive Officer)                                 (Principal Financial and Accounting Officer)

January 28, 2000                                              January 28, 2000
------------------------------------------------              --------------------------------------------
(Date)                                                        (Date)


/s/ W. Ross Little                                            /s/ Robert Earl Mouton
------------------------------------------------              --------------------------------------------
W. Ross Little                                                Robert Earl Mouton
Chairman of the Board                                         Director

January 28, 2000                                              January 28, 2000
------------------------------------------------              --------------------------------------------
(Date)                                                        (Date)


/s/ Mary Coon Biggs                                           /s/ Christian L. Olivier, Jr.
------------------------------------------------              --------------------------------------------
Mary Coon Biggs                                               Christian L. Olivier, Jr.
Director                                                      Director

January 28, 2000                                              January 28, 2000
------------------------------------------------              --------------------------------------------
(Date)                                                        (Date)


/s/ Virginia Kyle Hine                                        /s/ W. Ross Little, Jr.
------------------------------------------------              --------------------------------------------
Virginia Kyle Hine                                            W. Ross Little, Jr.
Director                                                      Director and Secretary

January 28, 2000                                              January 28, 2000
------------------------------------------------              --------------------------------------------
(Date)                                                        (Date)


/s/ Henry L. Friedman
------------------------------------------------              --------------------------------------------
Henry L. Friedman                                             Thomas F. Kramer, M.D.
Director                                                      Director

January 28, 2000                                                                                    , 2000
------------------------------------------------              --------------------------------------------
(Date)                                                        (Date)


/s/ Donelson T. Caffery, Jr.
------------------------------------------------
Donelson T. Caffery, Jr.
Director

January 28, 2000
------------------------------------------------
(Date)


                                INDEX TO EXHIBITS

   Exhibit               Description
   -------               -----------

     4.1       Teche Holding Company
               Stock Option Agreement with Scott Sutton

     4.2       Teche Federal Savings Bank Restricted Stock Agreement with
               Scott Sutton

     4.3 Form of Tax Notice under the Teche Holding Company Stock Option Agreement with Scott Sutton

     4.4 Form of Tax Notice under the Teche Federal Savings Bank Restricted Stock Agreement with Scott Sutton

     5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

    23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

    23.2       Consent of Deloitte & Touche LLP

     24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein